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                                                                    Exhibit 23.5

                      [LETTERHEAD OF MORTEN BEYER & AGNEW]

                                  June 8, 1999

Aircraft Finance Trust
c/o Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, Delaware 19890

            Re: Aircraft Finance Trust, Series 1999-1

Ladies and Gentlemen:

      Reference is made to the Registration Statement on Form S-4 (as amended, the "Registration Statement") of Aircraft Finance Trust (the "Company"), to be filed with the Securities and Exchange Commission under the Securities Act of 1993, as amended, relating to the Company's Exchange Offer with respect to its Class A-1, Class A-2, Class B, Class C and Class D Notes.

      We hereby consent to (i) the use of the information contained in our appraisal(s) for the dates set forth in the prospectus contained in the Registration Statement, (ii) the references to our firm in such prospectus, including the reference under caption "Experts," (iii) the attaching of our appraisals or summaries thereof in form and substance satisfactory to us to the prospectus and (iv) the filing of this letter as an exhibit to the Registration Statement.

                                        MORTEN BEYER & AGNEW, INC.


                                        /s/ Bryson P. Monteleone

                                        Bryson P. Monteleone
                                        Director of Operations